Exhibit 99.1


              Mace Security International, Inc. Reports Receipt of
                        Non-Compliance Notice from Nasdaq


     MOUNT LAUREL, N.J.--(BUSINESS WIRE)--April 24, 2006--Mace Security International, Inc. ("Company") (Nasdaq:MACE), today announced that on April 19, 2006, it received a Nasdaq Staff Determination that the Company was not in compliance with Marketplace Rule 4310(c)(14) regarding the requirement to file with The Nasdaq Stock Market all documents required to be filed with the Securities and Exchange Commission. As the Company disclosed in its Form 8-K filed on April 17, 2006, the Company's Annual Report on Form 10-K for the year ended December 31, 2005 has not been timely filed, resulting in the non-compliance with Marketplace Rule 4310(c)(14).
     The non-compliance with Marketplace Rule 4310(c)(14) makes the Company's common stock subject to being delisted from The Nasdaq Stock Market. In accordance with the procedures of The Nasdaq Stock Market, on April 24, 2006, the Company requested a hearing before the Nasdaq Listing Qualifications Panel ("Panel") to request an exception to its non-compliance with Marketplace Rule 4310(c)(14). By operation of Marketplace Rule 4805(a), the Company's hearing request automatically stayed the delisting of its common stock pending the Panel's review and determination. There can be no assurance that the Panel will grant the Company's request for an exception that will allow continued listing of the common stock. Until a determination is made by the Panel, the symbol "E" will be added to the Company's trading symbol.
     As previously disclosed in a Current Report on Form 8-K filed on March 31, 2006, the Company's Audit Committee retained independent outside counsel to conduct an independent investigation, under the supervision of the Audit Committee, of the Company's hiring practices at the Company's car washes and other related matters. The independent investigator provided a written summary of findings on April 18, 2006. The summary of findings is being reviewed. The independent investigator concluded, among other things, that (i) the investigation found adequate and appropriate internal controls at the corporate level and revealed no evidence of any illegal act or irregularity by a member of corporate management responsible for financial reporting or making written or oral representations to the Company's auditors and (ii) there was no financial statement impact implicated by the hiring practices, except for the possible need to establish a contingent liability associated with the ongoing criminal investigation.
     On April 21, 2006, the independent investigator received some additional and previously unavailable documents which are now being reviewed. The independent investigator will determine whether these documents will affect the summary of findings previously issued. The Company intends to file its Annual Report on Form 10-K for the year ended December 31, 2005 as quickly as possible following receipt of further information from the independent investigator. The Company does not presently know the date by which it will be able to file its Annual Report on Form 10-K for the year ended December 31, 2005.
     The hearing date for the Company's appeal to the Panel has not yet been scheduled but typically a hearing date is scheduled from 20 to 30 days from the day the hearing is requested. The Company will request the Panel to grant an exception to the non-compliance with Marketplace Rule 4310(c)(14) based on the filing being delayed due to the investigation. It is within the Panel's authority under Marketplace Rule 4802 to grant an exception to the non-compliance for a period not to exceed the earlier of 90 days from the Panel's decision or 180 days from the Nasdaq Staff Determination, which was made on April 19, 2006.
     Mace Security International, Inc. is a manufacturer of electronic surveillance and personal defense products, and an owner and operator of car and truck wash facilities. Information about Mace and becoming a Mace Authorized Dealer is available at www.mace.com. The Company's consumer e-commerce web site is www.macecatalog.com.

     Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. When used in this press release, the words or phrases "will likely result", "are expected to", "will continue", "is anticipated", "estimate", "projected", "intend to" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, including but not limited to the final results of the independent investigation, the determination of the Panel with respect to the Company's request for an exception to Marketplace Rule 4310(c)(14), the impact on trading in the Company's common stock if the exception is not granted and the Company's common stock is delisted, economic conditions, dependence on management, dilution to shareholders, limited capital resources, the effects of weather on the demand for car care services, the effects of rapid growth on Mace and the ability of management to effectively respond to that growth, our ability to achieve operating synergies, our ability to compete against established competitors, regulatory matters, the effects of competition, and our ability to obtain additional financing. Such factors could materially adversely affect Mace's financial performance and could cause Mace's actual results for future periods to differ materially from any opinions or statements expressed within this press release. Additional discussion of factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations are contained under the heading "Risk Factors" in Mace's SEC filings, including its registration statements and its periodic reports on Form 10-K and Form 10-Q. This press release should be read in conjunction with the financial statements and notes contained in Mace's annual reports on Form 10-K and quarterly reports on Form 10-Q.


     CONTACT: Mace Security International, Inc.
              Eduardo Nieves, Jr., 954-449-1313
              www.mace.com